Exhibit 3.85

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I

NAME

The name of the corporation shall be: Rexall Sundown, Inc.

ARTICLE II

PRINCIPAL OFFICE

The principal place of business/mailing address is:

6111 Broken Sound Pkwy., Boca Raton, FL 33487

ARTICLE III

PURPOSE

The purpose for which the corporation is organized is:

To engage in any lawful business activity pursuant to Florida Corporate Laws.

ARTICLE IV

SHARES

The number of shares of stock is: 1,000

ARTICLE V

INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Ralph Denisco	Director/President	6111 Broken Sound Parkway, N.W.,
Boca Raton, FL 33487
Richard Werber	Director/Secretary	6111 Broken Sound Parkway, N.W.,
Boca Raton, FL 33487

ARTICLE VI

REGISTERED AGENT

The name and Florida street address of the registered agent is:

CT Corporation System

1200 S. Pine Island Rd.

Plantation, FL 33324

ARTICLE VII

INCORPORATOR

The name and address of the Incorporator is:

Guy E. Snyder

222 N. LaSalle Street

Chicago, IL 60601

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment and agree to act in this capacity

Assistant Secretary

/s/ [Illegible]	7/10/03
Signature/Registered Agent	Date

/s/ Guy E. Snyder	7/10/03
Signature/Incorporator	Date

ARTICLES OF DISSOLUTION

Pursuant to section 607.1403, Florida Statutes, this Florida profit corporation submits the following articles of dissolution:

FIRST:	The name of the corporation is: RS OLDCO. Inc.

SECOND:	The date dissolution was authorized: August 22, 2003

THIRD:	Adoption of Dissolution (CHECK ONE)

☒	Dissolution was approved by the shareholders. The number of votes cast for dissolution was sufficient for approval.

☐	Dissolution was approved by vote of the shareholders through voting groups.

The following statement must be separately provided for each voting group entitled to vote separately on the plan to dissolve:

The number of votes cast for dissolution was sufficient for approval by

(voting group)

Signed this 22nd day of August, 2003

Signature	/s/ Marco Bijl
(By the Chairman or Vice Chairman of the Board, President, or other officer)

RS OLDCO, Inc. Marco Bijl
(Typed or printed name)

President
(Title)

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Rexall Sundown. Inc.

(present name)

513398
(Document Number of Corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:                                                        Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article I:                                               The name of the corporation shall be: RS OLDCO, Inc.

SECOND:                                            If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

n/a

THIRD:                                                    The date of each amendment’s adoption: July 10, 2003

FOURTH:                                        Adoption of Amendment(s) (CHECK ONE)

☒	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 10th day of July, 2003

Signature	/s/ Richard Werber VP
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

Richard Werber

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

(Typed or printed name)

(Title)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SUNDOWN VITAMINS, INC.

AND

CERTIFICATION OF PRESIDENT

The undersigned officer of Sundown Vitamins, Inc., a Florida corporation (the “Company”), does hereby certify that at a meeting held on April 22, 1993, upon recommendation of the Company’s Board of Directors, the Company’s Shareholders duly adopted the following Amended and Restated Articles of Incorporation, which include amendments requiring shareholder approval. The number of votes cast by the shareholders was sufficient for approval of the said Amended and Restated Articles of Incorporation.

ARTICLE I

NAME

The name of the corporation shall be REXALL SUNDOWN, INC.

ARTICLE II

PRINCIPAL OFFICE

The address of the principal office and the mailing address of the Company is 4031 N.E, 12th Terrace, Fort Lauderdale, FL 33334.

ARTICLE III

PURPOSE

The Company may engage in any and all businesses and activities permitted by the laws of the State of Florida. The Company shall have all of the powers vested in a corporation organized under and existing by virtue of such laws.

ARTICLE IV

CAPITAL

The aggregate number of shares which the Company shall have authority to issue is Twenty-five Million (25,000,000) shares of Common Stock having a par value of one cent ($.01) per share and Five Million (5,000,000) shares of Preferred Stock having a par value of one cent ($.01) per share.

A.                                   Share Reclassification.   On the date of filing of these Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, each issued and outstanding share of the Company’s previously authorized common stock, par value $.01 per share (the “Old Common Stock”), shall thereby and thereupon be classified and converted into 11,291.6 validly issued, fully paid and nonassessable shares of Common Stock. Each certificate that heretofore represented shares of Old Common Stock shall now represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted; provided, however, that upon the surrender of such currently outstanding certificates, each person holding of record a stock certificate or certificates, shall receive a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

B.                                     Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights (but such voting rights, full or limited shall not exceed one vote per share of Preferred Stock), designations, powers, preferences and the relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or

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decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

ARTICLE V

DURATION

The Company is to have perpetual existence.

ARTICLE VI

REGISTERED OFFICE

The address of the Registered Office of the Company is 4031 N. E. 12th Terrace, Fort Lauderdale, FL 33334 and the name of the registered agent of this Company at that address is Richard Werber, Vice President-Legal Affairs, General Counsel and Secretary.

ARTICLE VII

DIRECTORS

The number of directors of the Company are as fixed in the Bylaws.

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IN WITNESS WHEREOF, Carl DeSantis, President of SUNDOWN VITAMINS, INC. has executed these Amended and Restated Articles of Incorporation this 30th day of April, 1993 to be effective upon filing by the Department of State of the State of Florida.

SUNDOWN VITAMINS, INC.

BY:	/s/ Carl DeSantis
Carl DeSantis, President

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ARTICLES OF INCORPORATION

OF

SUNDOWN VITAMINS, INC.

WE, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the Laws of the State of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of corporations for profit.

ARTICLE I

The name of this corporation shall be: SUNDOWN VITAMINS, INC.

ARTICLE II

The general nature of the business and the object and purposes proposed to be transacted and carried on, are to do any and all of the things mentioned herein, as fully and to the same extent as natural persons might or could do, viz:

1.                                       To engage in the business of selling mail order pharmaceuticals, including, but not limited to:  vitamins, lotions, cream and other related items, bearing the Sundown name or other names.

2.                                       To engage in a general mail order business marketing all types of goods suitable to marketing by a mail order firm.

3.                                       To take, acquire, buy, hold, own, maintain, work, develop, sell, convey, lease, mortgage, exchange, improve and otherwise invest in and dispose of real estate and real property or any interest or rights therein without limit as to the amount; to do all things and engage in all activities necessary and proper or incidental to the business of investing in and developing real estate.

4.                                      To sell at wholesale and retail and to deal in any manner whatever in all types and descriptions or property; to do all things and engage in all activities necessary and proper or incidental in wholesale and retail business.

5.                                      To conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing or doing any other work in connection with any and all classes of building and improvements of any kind and nature, whatsoever, including the building, rebuilding, alteration, repairing or improvement of houses, factories, buildings, works, or erections of every kind and description whatsoever including the location, laying out and constructing of roads, avenues, docks, slips, sewers, bridges, wells, walls, canals, railroads or street railways, power plants and generally in all classes of buildings, erections and works, both public and private, or integral parts thereof, and generally to do and perform any and all works as builders and contractors, and with that end in view to solicit, obtain, make, perform and carry out contracts covering the building and contracting business and the work connected therewith.

6.                                      To manufacturer, buy, sell, trade and deal in all and every kind of material product, manufactured and unmanufactured, iron, steel, wood, brick, cement, granite, stone, and other products and materials, including the quarrying of stone, to buy, acquire, hold, use, employ, mortgage, convey, lease, and dispose of patent rights, letters, patent processes, devices, inventions, trademarks, formulas, goodwill, and other rights, to lend money on bonds secured by mortgage and real property and to make advances from time to time on bonds secured by mortgage and real property and to make advances from time to time on bonds secured by mortgage for future advances on real estate, but nothing herein set forth shall give or be construed to give said corporation any banking powers.

7.                                       To purchase, acquire, hold, and dispose of stocks, bonds, and other obligations including judgments, interest, accounts or debts of any corporation, domestic or foreign (except moneyed or transportation or banking, or insurance corporations) owning or controlling any articles which are or might be or become useful in the business of this company, and to purchase, acquire, hold and dispose of stocks, bonds, or other obligations including judgments, interest, accounts or debts of any corporation, domestic or foreign (except moneyed or transportation or banking or insurance corporation) engaged in a business similar to that of this company, or engaged in the manufacturer, use or sale of property, or in the construction or operation of works necessary or useful in the business of this company, or in which, or in connection with which, the manufactured articles, product or property of this company may be used, or of any corporation with which this corporation is or may be used, or of any corporation with which this corporation is or may be authorized to consolidate according to law, and this company may issue in exchange therefor the stocks, bonds or other obligations of this company.

8.                                       To purchase, take and lease, or in exchange, hire or otherwise acquire any real or personal property, rights or privileges suitable or convenient for any of the purposes of this business, and to purchase, acquire, erect and construct, make improvements of buildings or machinery, stores or works, insofar as the same may be appurtenant to or useful for the conduct of the business as above specified, but only to the extent to which the company may be authorized by the statutes under which it is organized.

9.                                       To acquire and carry on all or any part of the business or property of any company engaged in a business similar to that authorized to be conducted by this company, or with which this company is authorized under the laws of this state to consolidate, or whose stock the company under the laws of this state and the provisions of this certificate is authorized to purchase and to undertake in conjunction therewith, any liabilities of any person, firm, association, or company described as aforesaid, possessing of property suitable for any of the purposes of this company, or for carrying on any business which this company is authorized to conduct, and as for the consideration for the same to pay cash or to issue shares, stocks and obligations of this company.

10.                                 To purchase, subscribe for or otherwise acquire and to hold the shares, stocks, or obligations of any company organized under the laws of this state or of any other state, or of any territory of the United States, or of any foreign country except moneyed or transportation or banking or insurance corporations, and to sell or exchange the same, or upon the distribution of assets or divisions of profits, to distribute any such shares, stocks, or obligations or proceeds thereof among the stockholders of this company.

11.                                 To borrow or raise money for any purposes of the company, and to secure the same and interest, or for any other purpose, to mortgage all or any part of the property corporeal or incorporeal rights or franchises of this company now owned or hereafter acquired, and to create, issue, draw and accept and negotiate bonds and mortgages, bills of exchange, promissory notes or other obligations or negotiable instruments.

12.                                 To guarantee the payment of dividends or interest on any shares, stock debentures or other securities issued by, or any other contract or obligation of, any corporation described as aforesaid, whenever proper or necessary for the business of the company, and provided the required authority be first obtained for that purpose, and always subject to the limitations herein prescribed.

13.                                 To acquire by purchase or otherwise own, hold, buy, sell, convey, lease, mortgage or incumber real estate or other property, personal or mixed.

14.                                 To buy, sell, and generally trade in, store, carry and transport all kinds of goods, wares, merchandise, provisions and supplies.

15.                                 And further to do and perform and cause to be done or performed each, any and all of the acts and things above enumerated, and any and all other acts and things insofar as the same may be incidental to or included in any or all of the general powers give, always provided on the grant of the foregoing enumerated powers is upon the express condition precedent that the various powers above enumerated shall be exercised by said company only in case the same are authorized to be exercised by the acts above recited under which said company is organized, and the same shall be exercised by said company only in the manner and to the extent that the same may be authorized to be exercised under the said acts above recited under which it was organized.   The said corporation may perform any part of its business outside of the State of Florida, in the other states or colonies of the United States of America, and in all foreign countries.

ARTICLE III

The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is: Seven thousand five hundred at one dollar ($1.00) par value.

ARTICLE IV

The amount of capital with which this corporation will begin business will be not less than Five Hundred Dollars ($500.00).

ARTICLE V

This corporation is to have perpetual existence.

ARTICLE VI

The street address of the initial registered office of this corporation is Suite 201, Southeast Bank Building, 7100 N. Kendall Drive, Miami, Florida 33156 and the name of the initial registered agent of this corporation at that address is John A. Margolis

ARTICLE VII

The number of directors shall be not less than two (2).

ARTICLE VIII

The names and street addresses of the first board of directors, who, subject to the provisions of the Certificate of Incorporation, the by-laws and the corporation of the State of Florida, shall hold office for the first year of the corporation’s existence or until their successors are elected and have qualified, are:

Name	Address

John A. Margolis	7100 N. Kendall Drive, Suite 201
Miami, Florida 33156

Peter Previti	7100 N. Kendall Drive, Suite 201
Miami, Florida 33156

ARTICLE IX

The names and street addresses of each subscriber to the Certificate of Incorporation are as follows, to wit:

Name	Address	Shares

John A. Margolis	7100 N. Kendall Dr. Suite 201	100
	Miami., Fla. 33156

ARTICLE X

The corporation shall have the further right and power to:

From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations, the account and books of this corporation (other than the stock book) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or board of directors. The corporation may in its by-laws confer powers upon its board of directors or officers, in addition to the foregoing and in addition to the powers authorized and expressly conferred by statute. Both stockholders and directors shall have power, if the by-laws so provide, to hold their respective meetings and to have one or more offices within or without the State of Florida, and to keep the books of this corporation (subject to the provisions of the statutes) outside the State of Florida, at such places as may from time to time be designated by the Board of Directors. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each and all of the original subscribers to the capital stock hereinabove named for the purpose of forming a corporation for profit to do business both within and without the State of Florida, do hereby make, subscribe, acknowledge and file this Certificate, hereby declaring and certifying that the facts herein stated are true.

/s/ John A. Margolis
John A. Margolis

STATE OF FLORIDA
SS:
COUNTY OF Dade

BE IT REMEMBERED that on this day personally appeared before me John A. Margolis the parties to the foregoing Articles of Incorporation, well known to me to be such and severally acknowledged the said Articles to be the free and voluntary act and deed of them, and each of them, each for himself and not for the other, and that the facts herein stated are truly set forth.

WITNESS my hand and notarial seal at Florida, this 31st day of August, 1976.

/s/ [Illegible]
Notary Public, State of

My Commission expires: